EXHIBIT 99.1

ISSI Announces Fourth Quarter and Annual Fiscal Year 2007 Results

SAN JOSE, Calif., Oct. 30, 2007 (PRIME NEWSWIRE) -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported its financial results for the fourth fiscal quarter and fiscal year ended September 30, 2007.

Revenue in the fourth fiscal quarter ended September 30, 2007 was $63.3 million, a 5.7% increase over revenue of $59.9 million in the June 2007 quarter and $59.9 million in the September 2006 quarter. Net income for the September 2007 quarter was $3.3 million, or $0.09 per diluted share, with gross margins of 20.2%. Net income includes a $1.1 million charge for FAS 123R stock option expense, a $0.7 million expense for legal fees and estimated settlement for derivative lawsuits, and a $0.6 million gain on sale of investments. These results compare with net income for the September 2006 fourth quarter of $0.1 million, or $0.00 per diluted share, which included a $1.1 million charge for legal and accounting fees for our stock option investigation and a $1.1 million charge for FAS 123R stock option expense.

Operating income for the fourth fiscal quarter ended September 30, 2007 was $1.1 million which included the $1.1 million FAS 123R charge and $0.2 million for legal fees associated with derivative lawsuits. This compares to an operating loss of ($1.3) million for the same quarter in 2006 which included a $1.1 million FAS 123R charge and $1.1 million for legal fees associated with our stock option investigation.

Revenue for the fiscal year ended September 30, 2007 was $245.4 million, an increase of 12.8% from revenue of $217.5 million for fiscal 2006. Net income for fiscal 2007 was $15.4 million, or $0.40 per diluted share, which compares to a loss of ($14.2) million, or ($0.38) per diluted share for fiscal 2006.

The Company's cash, cash equivalents and short-term investments totaled $133.8 million at September 30, 2007, an increase of $7.7 million from June 30, 2007. This increase was primarily due to cash flow from operating results. The Company's inventory at September 30, 2007 totaled $32.1 million, a reduction of $8.4 million from the quarter ended June 30, 2007.

"We saw strength in our market segments during the quarter as demand for our products was strong. We achieved both revenue growth and margin expansion despite another price drop in the mainstream DRAM markets. In an environment characterized by broad price declines we reported our first quarterly operating income in over 3 years," said Jimmy Lee, ISSI's Chairman and CEO. "Over the course of the last year we instituted an orderly process of simplifying and focusing our balance sheet which resulted in a $12 million gain on sale of assets. This process continues. We recently completed a repurchase of 1.2 million shares of our common stock through a Dutch Tender and announced an additional share buyback program of up to $30 million of our common stock. The strategic changes we made over the course of the last two years have had a significant effect on the stability of our business and enabled us to take a more proactive approach to optimize our assets. While we have much work to do, the progress we made in the last 12 months is substantial. We will continue to work diligently to provide value for our customers and shareholders."

Conference Call

A conference call will be held today at 1:30 p.m. Pacific time to discuss this release. To access ISSI's conference call via telephone, dial 785-830-1913 by 1:20 p.m. Pacific time. The call will be webcast from ISSI's website at www.issi.com.

About the Company

ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications and (iv) automotive electronics. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, SmartCards and is developing selected non-memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, India, Korea and Taiwan. Visit our web site at www.issi.com.

The Integrated Silicon Solution, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4163

Forward Looking Statements

This news release contains forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning our continuing process of simplifying and focusing our balance sheet, stability of our business, more proactive approach to optimize our assets, and providing value for our customers and shareholders are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include supply and demand conditions in the market place, unexpected reductions in average selling prices for our products, our ability to sell our products for key applications and the pricing and gross margins achieved on such sales, our ability to control or reduce operating expenses, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers, or other risks listed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-Q for the period ended June 30, 2007. In addition, the financial information in this press release is unaudited and subject to any adjustments that may be made in connection with the year end audit. The Company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

                Integrated Silicon Solution, Inc.
        Condensed Consolidated Statements of Operations
                          (Unaudited)
             (In thousands, except per share data)

                       Three Months Ended       Year Ended
                          September 30,        September 30,
                      -------------------  --------------------
                       2007       2006        2007       2006
                      -------   ---------  ---------  ---------

 Net sales            $63,329   $  59,905  $ 245,395  $ 217,492
 Cost of sales         50,567      48,167    196,959    188,386
                      -------   ---------  ---------  ---------
 Gross profit          12,762      11,738     48,436     29,106
                      -------   ---------  ---------  ---------

 Operating
  expenses:
  Research and
   development          4,694       5,043     20,174     21,617
  Selling,
   general and
   administrative       7,016       7,968     32,660     28,328
 Acquired
  in-process
  technology
  charge                   --          --         --        499
                      -------   ---------  ---------  ---------
 Total operating
  expenses             11,710      13,011     52,834     50,444
                      -------   ---------  ---------  ---------

 Operating income
  (loss)                1,052      (1,273)    (4,398)   (21,338)
 Interest
  and other
  income (expense),
  net                   1,621       1,136      7,993      4,577
 Gain on sale of
  investments             603          26     12,032      2,480
                     --------   ---------  ---------  ---------
 Income (loss)
  before
  income taxes,
  minority interest
  and equity in
  net loss of
  affiliated
  companies             3,276        (111)    15,627    (14,281)
 Provision (benefit)
   for income taxes       (41)       (197)         4        (33)
                      -------   ---------  ---------  ---------

 Income (loss)
  before
  minority interest
  and equity
  in net loss
  of affiliated
  companies             3,317          86     15,623    (14,248)

  Minority interest
  in net (income)
  loss of
  consolidated
   subsidiary             (65)          4       (170)       693
 Equity in net
  income (loss) of
  affiliated
  companies                --          22        (92)      (687)
                     --------   ---------  ---------  ---------

  Net income (loss)   $ 3,252   $     112  $  15,361  $ (14,242)
                      =======   =========  =========  =========

  Basic net income
   (loss) per share    $ 0.09   $    0.00  $    0.41  $   (0.38)
                      ========  ========== =========  =========
  Shares used
   in basic
   per share
   calculation         37,680      37,577     37,631     37,419
                      =======   =========  =========  =========

  Diluted
   net income
   (loss) per share   $  0.09   $    0.00  $    0.40  $   (0.38)
                      =======   =========  =========  =========
  Shares used
   in diluted
   per share
   calculation         37,999      37,890     37,975     37,419
                      =======   =========  =========  =========

                Integrated Silicon Solution, Inc.
              Condensed Consolidated Balance Sheets
                          (In thousands)

                                                 Sept. 30,   Sept. 30,
                                                   2007        2006
                                                -----------  ---------
                                                (unaudited)    (1)
                              ASSETS
 Current assets:
  Cash and cash equivalents                        $ 53,722   $ 37,318
  Short-term investments                             80,093     76,015
  Accounts receivable, net                           37,030     31,906
  Inventories                                        32,056     52,417
  Other current assets                                6,134      4,799
                                                -----------  ---------
 Total current assets                               209,035    202,455
 Property, equipment and leasehold
  improvements, net                                  23,284     21,984
 Goodwill                                            25,338     25,338
 Purchased intangible assets, net                     3,538      5,391
 Other assets                                         1,520      5,110
                                                -----------  ---------
 Total assets                                     $ 262,715  $ 260,278
                                                ===========  =========

        LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Short-term debt and notes                       $     614   $  1,632
  Accounts payable                                   36,509     40,123
  Accrued compensation and benefits                   3,588      2,928
  Accrued expenses                                    6,734      9,665
                                                -----------  ---------
 Total current liabilities                           47,445     54,348

 Other long-term liabilities                            793      2,048
                                                -----------  ---------
 Total liabilities                                   48,238     56,396

                                                -----------  ---------
 Commitments and contingencies

 Minority interest                                      726        690
 Stockholders' equity:
  Common stock                                            4          4
  Additional paid-in capital                        376,998    379,038
  Accumulated deficit                              (162,668)  (178,029)
  Accumulated comprehensive income (loss)              (583)     2,179
                                                -----------  ---------
 Total stockholders' equity                         213,751    203,192
                                                -----------  ---------
 Total liabilities and stockholders' equity       $ 262,715  $ 260,278
                                                ===========  =========

(1) Derived from audited financial statements.

CONTACT:  Integrated Silicon Solution, Inc.
          Investor Relations
          Scott Howarth, Vice-President & CFO
          (408) 969-6600
          ir@issi.com